Exhibit 99.1

The Commerce Group, Inc. (CGI) Directors Approve Two-For-One Stock Split and 11% Increase In Cash Dividend

    WEBSTER, Mass.--(BUSINESS WIRE)--May 19, 2006--The Board of Directors of The Commerce Group, Inc. (NYSE:CGI) today approved a two-for-one stock split of the Company's common shares. In conjunction with the split, the Commerce Group Board also approved an 11% increase in its second quarter cash dividend.
    "The Board decided to split the stock to further enhance the liquidity and make our stock accessible to a wider range of investors," said Arthur J. Remillard, Jr., Chairman and Chief Executive Officer. "The stock split also provided the Board with a unique opportunity to reward the Company's shareholders with an increased dividend."
    One additional common share will be issued on June 9, 2006 for each share of common stock held by shareholders of record as of the close of business on May 30, 2006. Split-adjusted trading will begin on June 12, 2006.
    The second quarter dividend of $0.25 per share will be paid on June 23, 2006 (following the two-for-one split) to shareholders of record as of the close of business on June 16, 2006.
    In addition, the Board of Directors adjusted the number of common shares currently available for repurchase under its existing Board authorization to account for the two-for-one split, increasing the number of shares authorized for repurchase from 858,300 to 1,716,600, as of June 12, 2006.

    The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio.
    Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

    Forward-Looking Statements

    This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.
    Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.
    These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves.
    Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

    -- the possibility of severe weather, terrorism and other adverse catastrophic experiences;

    -- adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;

    --  adverse state and federal regulations and legislation;

    --  adverse judicial decisions;

    -- adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;

    -- fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;

    -- premium rate making decisions for private passenger automobile policies in Massachusetts;

    --  potential rate filings;

    --  heightened competition;

    -- our concentration of business within Massachusetts and within the personal automobile line of business;

    -- market disruption in Massachusetts, if competitors exited the market or become insolvent;

    --  the cost and availability of reinsurance;

    -- our ability to collect on reinsurance and the solvency of our reinsurers;

    --  the effectiveness of our reinsurance strategies;

    -- telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;

    -- our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;

    --  our ability to attract and retain independent agents;

    -- our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;

    -- our dependence on a key third party service vendor for our business in Massachusetts;

    --  our dependence on our executive officers; and,

    -- the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

    You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

    CONTACT: The Commerce Group, Inc.
             Randy Becker, 508-949-4129
             CFO & Treasurer